Richard H. Kirk Vice President, Corporate Counsel
The Prudential Insurance Company of America 213 Washington Street, Newark, NJ 07102-2917 Tel 203-925-3707 richard.kirk@prudential.com
February 10, 2023

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Post-Effective Amendment No. 4 to Registration Statement on Form S-3
    SEC File No. 333-265387
    Pruco Life Insurance Company (Registrant)

Members of the Commission:
In my capacity as Vice President and Corporate Counsel of The Prudential Insurance Company of America, I have reviewed the establishment of the Index Strategies Separate Account (the “Account”) by the Board of Directors of Pruco Life Insurance Company (“Pruco Life”) as a non-insulated, non-unitized separate account for assets applicable to certain index-linked crediting strategy annuity contracts, pursuant to the provisions of Section 20-651 of the Arizona Insurance Code. I was responsible for the oversight of the preparation and review of the Registration Statement on Form S-3 filed by Pruco Life in 2022 with the U.S. Securities and Exchange Commission under the Securities Act of 1933 for the registration of certain index-linked crediting strategy annuity contracts issued with respect to the Account.
I am of the following opinion:
(1) Pruco Life was duly organized under the laws of the State of Arizona and is a validly existing corporation;
(2) the Account has been duly created and is validly existing as a non-insulated, non-unitized separate account pursuant to the provisions of the State of Arizona law, and
(3) the index-linked crediting strategy annuity contracts are legal and binding obligations of Pruco Life in accordance with their terms.
In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/Richard H. Kirk
Richard H. Kirk
Vice President, Corporate Counsel